UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2023

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of Principal Executive Offices Zip Code)
(605) 692-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant's Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

As disclosed in the Current Report on Form 8-K filed by Daktronics, Inc. (the “Company”) with the Securities and Exchange Commission on May 12, 2023, effective on May 11, 2023, the “Company entered into the Credit Agreement (the “Credit Agreement”) by and among (among others) the Company and, together with each other Person joined to the Credit Agreement as a borrower from time to time, each a "Borrower" and collectively the "Borrowers”; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (“JPMorgan Chase”). The Credit Agreement provides for a $60 million senior secured asset-based revolving credit facility and a delayed draw term loan commitment (the “Delayed Draw Term Loan”) for which a single draw was available in an amount up to the lesser of (a) $15 million and (b) 60% of the appraised fair market value of the real estate of the Company in Brookings, South Dakota.

Effective on July 7 , 2023, the Company and JPMorgan Chase closed on the Delayed Draw Term Loan in the original principal amount of $15 million and entered into the Mortgage – One Hundred Eighty Day Redemption, Mortgage – Collateral Real Estate Mortgage (with Future Advance Clause) – One Hundred Eighty Day Redemption, and Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) and other customary ancillary closing documents. The Delayed Draw Term Loan will be amortized over 10 years and, subject to the terms of the Credit Agreement, is scheduled to mature on May 11, 2026. Principal payments on the Delayed Draw Term Loan are due on the last day of each month. The Delayed Draw Term Loan and the other obligations described in the Credit Agreement are collateralized by the Mortgaged Property described in the Mortgage, generally consisting of the Company’s real estate located in Brookings, South Dakota.

The foregoing descriptions of the Credit Agreement and the Mortgage do not purport to be complete and are subject and qualified in their entirety by reference to the full text of the Credit Agreement and the Mortgage, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms used but not defined in the foregoing paragraphs describing the Credit Agreement and the Mortgage have the meanings ascribed to them in the Credit Agreement and the Mortgage.
Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits:
(d)Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:
10.1 Credit Agreement dated as of May 11, 2023 by and among Daktronics, Inc. and the other Borrowers; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed with the SEC on May 12, 2023).
10.2 Mortgage – One Hundred Eighty Day Redemption, Mortgage – Collateral Real Estate Mortgage (with Future Advance Clause) – One Hundred Eighty Day Redemption, and Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 7, 2023 by and between Daktronics, Inc. and JPMorgan Chase Bank, N.A. (filed herewith).
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date: July 10, 2023	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement dated as of May 11, 2023 by and among Daktronics, Inc. and the other Borrowers; the other Loan Parties to the Credit Agreement; the Lenders party to the Credit Agreement; and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders (Incorporated by reference to Exhibit 10.1 filed with the Daktronics, Inc. Current Report on Form 8-K filed with the SEC on May 12, 2023).

10.2
Mortgage – One Hundred Eighty Day Redemption, Mortgage – Collateral Real Estate Mortgage (with Future Advance Clause) – One Hundred Eighty Day Redemption, and Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July 7, 2023 by and between Daktronics, Inc. and JPMorgan Chase Bank, N.A. (filed herewith).

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